EXHIBIT 3.2

                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                      9 1/4% SERIES E CUMULATIVE REDEEMABLE
                                 PREFERRED STOCK
                                       OF
                             PS BUSINESS PARKS, INC.


                   The undersigned, David Goldberg and Jack E. Corrigan, Vice President and Secretary, respectively, of PS BUSINESS PARKS, INC., a California corporation, do hereby certify:

                   FIRST: The Restated Articles of Incorporation of the Corporation authorize the issuance of 50,000,000 shares of stock designated "preferred shares," issuable from time to time in one or more series, and authorize the Board of Directors to fix the number of shares constituting any such series, and to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference of any wholly unissued series of such preferred shares, and the number of shares constituting any such series.

                   SECOND: The Board of Directors of the Corporation did duly adopt the resolutions attached hereto as Exhibit A and incorporated herein by reference authorizing and providing for the creation of a series of preferred shares to be known as "9 1/4% Series E Cumulative Redeemable Preferred Stock" consisting of 2,120,000 shares, none of the shares of such series having been issued.

                   We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                   IN WITNESS WHEREOF, the undersigned have executed this certificate this 21st day of September, 2001.



                               /S/ DAVID GOLDBERG
                                -------------------
                                 David Goldberg
                                 Vice President


                                /S/ JACK E. CORRIGAN
                                --------------------
                                Jack E. Corrigan
                                Secretary